                                                                     EXHIBIT 1.2

                          MASSACHUSETTS FINCORP, INC.
                           504,475 to 784,904 SHARES

                                 COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                               $10.00 PER SHARE

                            SALES AGENCY AGREEMENT
                            ----------------------


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

     Massachusetts Fincorp, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and The Massachusetts Co-operative Bank, a Massachusetts-chartered mutual co-operative bank (the "Bank") hereby confirm, as of ____________, 1998, their agreement with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission (the "Commission") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), as follows:

1. Introductory. The Company has been formed for the purpose of becoming the holding company for the Bank, which intends to convert from mutual to stock form (together with the Offerings (as hereinafter defined), and the issuance of shares of stock of the Bank to the Company, the "Conversion") pursuant to a plan of conversion, as amended, adopted by the Board of Directors of the Bank on May 6, 1998 and amended on __________, 1998 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $0.01 per share (the "Shares" or the "Common Stock") pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors of the Bank, to certain tax-qualified employee benefit plans of the Company and the Bank (collectively, the "Employee Plans"), including the Massachusetts Co-operative Bank Employee Stock Ownership Plan (the "ESOP") and directors, officers and employees of the Bank. Concurrently with the Subscription Offering, shares of the Common Stock not sold in the Subscription Offering are being offered in a community offering to certain members of the general public with a preference being given to natural persons residing in Suffolk and Norfolk Counties, Massachusetts (the "Direct Community Offering") (the Subscription Offering and the Direct Community Offering are sometimes referred to collectively as the "Subscription and Direct Community Offering"), subject to the right of the Bank, in its absolute discretion, to reject orders in the Direct Community Offering in whole or in part. It is anticipated that shares of Common Stock not subscribed for in the Subscription and
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Sales Agency Agreement
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     Direct Community Offering (if any) will be offered to certain members of the general public on a best efforts basis by a selling group of broker-dealers managed by Trident in a syndicated offering (the "Syndicated Offering") (the Subscription Offering, the Direct Community Offering and the Syndicated Offering are referred to collectively as the "Offerings"). In the Subscription and Direct Community Offering (and the Syndicated Offering, if applicable), the Company is offering between 504,475 and 682,525 Shares (the "Current Valuation Range"), with the possibility of offering up to 784,904 Shares without a resolicitation of subscribers pursuant to (i) Massachusetts General Laws, Chapter 170, Section 26E, (ii) 209 C.M.R. 33.00 et. seq., (iii) 12 C.F.R. 333.4 or (iv) 12 C.F.R. 303.15
     (collectively, the "Conversion Regulations"). With the exception of the ESOP, no individual person or other entity, together with associates of and persons acting in concert with such person or other entity, may subscribe for more than 2% of the Common Stock offered in the Conversion.

     The Company has filed with the Commission a registration statement on Form SB-2 (No. 333-60237), including a prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective; and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein, if any, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus that shall be used by the Company in connection with the Subscription and Direct Community Offering or the Syndicated Offering differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to Trident for such use.

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, immediately following the consummation of the Conversion, subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute a number of Shares equal to 5% of the Common Stock sold in the Offerings (the "Foundation Shares") to the Massachusetts Co-operative Charitable Foundation, a charitable foundation to be established
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Trident Securities, Inc.
Sales Agency Agreement
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by the Bank and the Company (the "Foundation").

     The Company has been advised by Trident that Trident will use its best efforts in assisting the Company with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to Trident the Prospectus dated October ___, 1998 (hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank, the Foundation and the Shares.

2.   Representations and Warranties.
--

     The Company and the Bank jointly and severally represent and warrant to Trident as follows:

     a. The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at all times subsequent thereto through and including the Closing Date referred to in Section 4 below, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (as hereinafter defined), the Prospectus (as amended or supplemented) complied and will comply in all material respects with the Conversion Regulations and the Prospectus did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Trident by or on behalf of Trident expressly for use in the Prospectus or the Registration Statement.

     b. As of the Closing Date, the Bank will have completed all conditions precedent to its conversion from the mutual to stock form in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders. The Plan has been approved by the Commissioner of Banks of The Commonwealth of Massachusetts (the "Commissioner") and has been reviewed
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Trident Securities, Inc.
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          without objection by the Federal Deposit Insurance Corporation
          ("FDIC"), subject to conditions customarily imposed in such non-objection letters, and no person has challenged or sought to obtain judicial review of the action of the Commissioner in approving the Plan and the Conversion.

     c. The Bank has filed an Application for Conversion including (i) the Prospectus; (ii) a Notice and Information Statement relating to the Special Meeting of the Bank's depositors (as amended or supplemented, the "Notice"); and (iii) certain exhibits (such Application for Conversion, Prospectus, Notice and exhibits, as amended or supplemented, shall sometimes be referred to collectively herein as the "Conversion Application"). By letter dated ___________, 1998, the Commissioner has approved the Conversion Application, such approval remains in full force and effect and no order has been issued by the Commissioner suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Commissioner.

     d. The Commissioner has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings.

     e. As of the Closing Date, the Company will have completed all conditions precedent to its registration as a savings and loan holding company. The Company has filed an application on Form H-(e)1 (the "Holding Company Application") with the Office of Thrift Supervision (the "OTS") for approval to acquire the Bank and become a savings and loan holding company and has received written notice from the OTS of its approval of the Holding Company Application.

     f. The Bank is now a Massachusetts-chartered co-operative bank of mutual form of organization and upon the Conversion will be a Massachusetts-chartered co-operative bank of capital stock form of organization, in both instances duly licensed to conduct its business as described in the Prospectus. Each of the Bank and the Bank Subsidiaries (hereinafter defined) is in good standing under the laws of The Commonwealth of Massachusetts and is not required to qualify as a foreign corporation in any jurisdiction. The Bank is a member in good standing of the Federal Home Loan Bank of Boston (the "FHLB of Boston") and the Co-operative Central Bank (the "Central Bank"). The deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC up to the applicable
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Trident Securities, Inc.
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          limits, and deposits not insured by the FDIC are insured by the Share
          Insurance Fund of the Central Bank. Upon the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. The Bank does not own equity securities of, or an equity interest in, any business enterprise, except as described in the Prospectus and except for equity securities held in its investment portfolio representing not more than 5% of the equity interest in any business entity.

     g. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in The Commonwealth of Massachusetts and in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

     h. As of the Closing Date, the Company will not directly own any subsidiaries other than the Bank. The Bank's only subsidiaries (other than, prior to the Closing Date, the Company) are Mass Securities Corporation and Mass SEC Corp. II (the "Bank Subsidiaries").

     i. Each of the Company, the Bank and the Bank Subsidiaries has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business or as required for the conduct of its business as contemplated by the Conversion Application and the Holding Company Application; all such licenses, permits and other governmental authorizations are in full force and effect; and each of the Company, the Bank and the Bank Subsidiaries is in all material respects complying therewith.

     j. Each of the Company, the Bank and the Bank Subsidiaries has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Company, the Bank and the Bank Subsidiaries, taken as a whole. All of the leases and subleases material to the operations or financial condition of the Company,
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Trident Securities, Inc.
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          the Bank and the Bank Subsidiaries, taken as a whole, under which the
          Company, the Bank or the Bank Subsidiaries holds properties, including those described in the Prospectus, are in full force and effect as described therein.

     k. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all actions in connection with the contribution of Foundation Shares to the Foundation have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of financial institutions, the accounts of which are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Section 7 hereof may be unenforceable as against public policy).

     l. There is no litigation or governmental proceeding pending or, to the best knowledge of any of the Company, the Bank or the Bank Subsidiaries, threatened against or involving the Company, the Bank or the Bank Subsidiaries or their assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company, the Bank or the Bank Subsidiaries.

     m. The Bank has received the opinion of Muldoon, Murphy & Faucette with respect to federal tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The Bank has also received the opinion of Grant Thornton LLP that the Conversion will not be a taxable transaction for the Bank under the laws of The Commonwealth of Massachusetts. The Bank and the Company have received the opinion of Grant Thornton LLP that the contribution of Foundation Shares to the Foundation will not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the Foundation Shares contributed at the time of the contribution less the nominal par value that the Foundation is required to pay the Company for such Foundation Shares, subject to a limitation based on 10% of the Company's annual taxable income before the charitable contribution deduction. The facts relied upon in
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Trident Securities, Inc.
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          such opinions are accurate and complete.

     n. Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Commissioner in connection with his approval of the Conversion Application, and except as may be required under the securities, or "blue sky," laws of various jurisdictions. As of the Closing Date, the Company will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and as provided in the Plan, subject to the issuance of an amended charter of the Bank in the form required for Massachusetts-chartered capital stock co-operative banks (the "Stock Charter"), the form of which Stock Charter has been approved by the Commissioner.

     o. Each of the Company and the Bank has the corporate powers and authority to establish the Foundation and contribute the Foundation Shares.

     p. To the best of its knowledge, the Bank is not in violation of any rule or regulation of The Commonwealth of Massachusetts or the FDIC that could reasonably be expected to result in any enforcement action against the Bank or its officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Bank.

     q. The financial statements and any related notes or schedules which are included in the Prospectus and the Registration Statement fairly present the balance sheets, income and comprehensive income, changes in surplus and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Conversion Regulations and the Securities Act Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities. The tables in the Prospectus and the Registration Statement accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

     r. There has been no material change in the condition (financial or otherwise),
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Trident Securities, Inc.
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          results of operations or business, including the assets and properties, of the Company, the Bank or the Bank Subsidiaries, since the latest date as of which such condition is set forth in the Prospectus and the Registration Statement, except as set forth therein. The capitalization, assets, properties and business of the Company, the Bank and the Bank Subsidiaries conform to the descriptions thereof contained in the Prospectus and the Registration Statement. The Company, the Bank and the Bank Subsidiaries have no material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus and the Registration Statement.

     s. There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Bank Subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Bank Subsidiaries is a party or by which it or any of its respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Bank or the Bank Subsidiaries. All agreements which are material to the condition (financial or other wise), results of operations or business of the Company, the Bank and the Bank Subsidiaries are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, the Bank or the Bank Subsidiaries, threatened, any action or proceeding wherein the Company, the Bank or the Bank Subsidiaries would be alleged to be in default thereunder.

     t. The Bank is not in violation of its mutual charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Bank do not conflict with or result in a breach of the charter or bylaws of the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Bank, pursuant to any of the terms, provisions or conditions of, any material agreement, contract,
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Trident Securities, Inc.
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     indenture, bond, debenture, note, instrument or obligation to which the
     Bank is a party or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Bank.

u. The Company is not in violation of its certificate of incorporation or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company do not conflict with or result in a breach of the certificate of incorporation or bylaws of the Company or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company is a party or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations business, assets or properties of the Company.

v. Subsequent to the respective dates as of which information is given in the Prospectus and the Registration Statement and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or the Bank Subsidiaries will have issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company, the Bank and the Bank Subsidiaries, taken as a whole.

w. Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "CAPITALIZATION," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date, other than shares issued to the Bank, which will be canceled upon the Closing (as hereinafter defined). The issuance and the sale of the Shares of the Company
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          have been duly authorized by all necessary action of the Company and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus. The issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus, and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

      x. Upon consummation of the Conversion, the authorized equity capital of the Bank shall be 3,000,000 shares of capital stock, of which 2,500,000 shares will be common stock, par value $0.01 per share (the "Bank Common Stock"), and 500,000 shares will be serial preferred stock, par value $0.01 per share, of which no shares will be issued and outstanding. No shares of Bank Common Stock or Bank preferred stock have been or will be issued prior to the Closing Date. At the time of the Closing, the Bank Common Stock will have been duly authorized for issuance by all necessary action of the Bank and approved by the Commissioner and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable. The issuance of the Bank Common Stock is not subject to preemptive rights, and good title to the Bank Common Stock will be transferred by the Bank upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Bank whatsoever. The certificate(s) representing the Bank Common Stock will conform in all material respects with the requirements of applicable laws and regulations.

      y. No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for compliance with certain conditions imposed in the approval of the Conversion Application and the Plan by the Commissioner, the declaration of effectiveness of any required post-effective amendment by the Commission, the issuance of the Stock Charter by the Commissioner, compliance with any conditions imposed by the OTS in its approval of the Holding Company Application, compliance with certain conditions imposed in the review of the Plan without objection by the FDIC and as may be required under the securities laws of various jurisdictions.
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     z.   All contracts and other documents required to be filed as exhibits to the Conversion Application and the Holding Company Application or as required by the Commissioner, the FDIC or the OTS have been filed with the Commissioner, the FDIC and/or the OTS, as the case may be.

     aa. All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

     bb. Wolf & Company, P.C. ("Wolf"), who have audited the financial statements of the Bank as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Prospectus and the Registration Statement, are independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 335.604(a) of the FDIC's securities disclosure regulations.

     cc. FinPro, Inc. (the "Appraiser") which prepared the appraisal of the pro forma market value of the Shares, is independent with respect to the Bank within the meaning of the Conversion Regulations, and has so advised the Bank.

     dd. The Bank and the Bank Subsidiaries have timely filed all required federal, state and local franchise tax returns, and the Bank has no knowledge of any tax deficiency which has been asserted with respect to such returns by any taxing authorities. The Bank and the Bank Subsidiaries have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Bank and the Bank Subsidiaries.

     ee. All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus and the Registration Statement meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Bank.

     ff.  The records of account holders, depositors and other members of the
          Bank
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          delivered to Trident by the Bank or its agent for use during the
          Conversion have been prepared or reviewed by the Bank and, to the best knowledge of the Bank, are reliable and accurate.

     gg. None of the Company, the Bank or the Bank Subsidiaries, or the employees of the Company, the Bank or the Bank Subsidiaries has made any payment of funds of the Company, the Bank or the Bank Subsidiaries prohibited by law, and no funds of the Company, the Bank or the Bank Subsidiaries have been set aside to be used for any payment prohibited by law.

     hh. To the best knowledge of the Company, the Bank and the Bank Subsidiaries, the Company, the Bank and the Bank Subsidiaries are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and none of the Company, the Bank or the Bank Subsidiaries believes that the Company, the Bank or the Bank Subsidiaries are subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank and the Bank Subsidiaries, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, the Bank and the Bank Subsidiaries, threatened against the Company, the Bank or the Bank Subsidiaries relating to the discharge, storage, handling or disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company, the Bank and the Bank Subsidiaries, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or the Bank Subsidiaries or, to the best knowledge of the Company, the Bank or the Bank Subsidiaries, has occurred on, in or at any of the facilities or properties of the Company, the Bank or the Bank Subsidiaries, except such disposal, release or discharge which would not have a material adverse effect on the Company, the Bank or the Bank Subsidiaries, taken as a whole.

     ii. At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Conversion Regulations, the Securities Act, the Securities Act Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and

Trident Securities, Inc.
Sales Agency Agreement
Page 13


          provisions precedent to the Conversion imposed by the Commissioner, the FDIC and the OTS in their approval and review without objection of the Plan, the Conversion Application and the Holding Company Application, as applicable.

     jj. Upon completion of the Conversion, the Foundation will be duly incorporated and validly existing as a non-stock corporation in good standing under the laws of the State of Delaware. All approvals required to contribute the Foundation Shares to the Foundation shall have been received, except as specifically disclosed in the Prospectus. The Foundation Shares will have been duly authorized for issuance and pursuant to the Plan, will be duly and validly issued and fully-paid and non-assessable.

     Any closing certificate signed by any officer of the Company, the Bank or the Bank Subsidiaries and delivered to Trident or Trident's counsel that contains a representation or warranty shall be deemed a representation and warranty of the Company, the Bank or the Bank Subsidiaries, as applicable, to Trident as to the matters covered thereby.

3.   Agency.  On the basis of the representations and warranties herein
-
     contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby agree with Trident as follows:

     a.   Assistance with Conversion.  The Company and the Bank hereby employ
          ---------------------------
          Trident to assist the Company and the Bank on a best efforts basis in the offer and sale of the Shares in the Conversion by assisting in:

          i. training and educating the employees of the Bank regarding the mechanics and regulatory requirements of the conversion process;

          ii. conducting information meetings for the employees of the Bank, depositors of the Bank and the general public, if desired by the Bank;

          iii. coordinating the selling efforts in the local communities of the Bank, if desired by the Bank; and

          iv.  keeping records of all subscriptions for the Shares.

     b.   Assistance with the Direct Community Offering and the Syndicated
          ----------------------------------------------------------------
          Offering. The Company and the Bank hereby employ Trident to act as
          --------
          their exclusive agent to utilize its best efforts in managing the sale of the Shares in the Direct

Trident Securities, Inc.
Sales Agency Agreement
Page 14


          Community Offering and the Syndicated Offering; provided, however, that the Company and the Bank acknowledge and agree that Trident may offer to other NASD-registered broker dealers ("Selected Dealers") the opportunity to solicit subscriptions for the Shares to be sold in the Syndicated Offering on a best efforts basis pursuant to the terms and conditions of the Selected Dealers' agreements between Trident and each of the Selected Dealers (the "Selected Dealers' Agreement").

     c.   Other Matters.  Subscriptions shall be submitted in the Subscription
          -------------
          Offering only during the subscription period by means of order forms as described in the Prospectus (the "Order Forms"), and may be submitted in the Direct Community Offering and the Syndicated Community Offering by means of Order Forms or by solicitation of indications of interest from customers of Selected Dealers residing in those states where the Common Stock is registered or is exempt from registration. The Company shall notify Trident promptly after the expiration of the Subscription Offering of the number of Shares sold in the Subscription Offering and the aggregate number of Shares remaining that are available to be sold in the Direct Community Offering or the Syndicated Offering, if any. The Company shall advise Trident as to the allocation of the Shares in the event of an oversubscription and shall provide Trident with final instructions (the "Allocation Instructions") as to the allocation of the Shares in such event. Trident shall be entitled to rely on such Allocation Instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant, full or partial, of a subscription unless liability resulting from such denial or grant is due to Trident's gross negligence or willful disregard of the Allocation Instructions. The Company shall indemnify and hold harmless Trident against any losses, claims, damages or liabilities resulting from Trident's reliance on the Allocation Instructions or from the failure of the Company or the Bank (or their agents) to properly record stock orders, to properly credit subscription rights of Eligible Account Holders or Supplemental Eligible Account Holders, to properly allocate Shares in the event of an oversubscription or to otherwise properly deal with or account for any records of qualifying deposit account holders of the Bank during the Conversion.

     d.   Fees and Expenses.
          -----------------

          i. As compensation for Trident's services hereunder, the Company agrees to pay to Trident a management fee of $10,000 and a commission equal to 2.0% of the aggregate dollar amount of the Shares sold in the Offerings

Trident Securities, Inc.
Sales Agency Agreement
Page 15


          excluding any Shares sold to the Employee Plans, directors and executive officers and "associates" of the Bank's directors and executive officers. All fees and commissions shall be payable to Trident on the Closing Date, in next day funds.

     ii. In addition to the fees described in (i) above, the Company and the Bank agree to reimburse Trident for all allocable out-of-pocket expenses, including travel, communication, legal fees and postage (up to an aggregate of $45,000) incurred by Trident in connection with the Conversion. The expenses to be reimbursed hereunder shall be payable by the Company or the Bank as they are incurred by Trident and billed on a periodic basis to the Company or the Bank, and shall be payable regardless of whether the Closing occurs or this Agreement is terminated in accordance with paragraph (e) of this Section 3. To the extent not previously paid, full payment of Trident's expenses shall be made in same day funds at the Closing and any expenses and fees incurred by Trident or its counsel but not billed as of the Closing shall subsequently be payable in full upon receipt of such billings.

     iii. Regardless of whether the Closing occurs or this Agreement is terminated in accordance with paragraph (e) of this Section 3 and in addition to the obligations under clauses (i) and (ii) hereof, each of the Company and the Bank shall pay all expenses incident to the performance of its obligations in connection with the Conversion including, but not limited to, all fees and disbursements of its counsel, the Appraiser and the conversion agent, all expenses incurred in the preparation, printing, filing and distribution of all documents relating to the Conversion (including all NASD filing fees), telephone charges, air freight, rental equipment, supplies, marketing materials, all fees and expenses of the transfer agent of the Company and all transfer taxes that may be payable with respect to the sale of the Common Stock, all fees of the accountants of the Bank, and all legal and filing fees incurred in connection with the matters referred to in
          Section 5(d) hereof. Any expenses to be reimbursed to Trident pursuant to this clause (iii) shall be in addition to, and not subject to, the limitations on, the expenses to be reimbursed to Trident pursuant to clause (ii) above.

     iv. Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in clause (ii) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original

Trident Securities, Inc.
Sales Agency Agreement
Page 16


               expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in clause
               (ii) above has been exhausted and subject to the following: such reimbursement shall be an amount equal to the lesser of (a) $10,000, or (b) the product obtained by dividing $45,000 by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

          v. In the event of a Syndicated Community Offering, Trident, pursuant to a Selected Dealers' Agreement will assemble a syndicate of brokers-dealers to assist with the placement of Shares. Trident and other NASD members who are parties to the Selected Dealers' Agreement will be paid a commission which shall not exceed a fee to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in the Syndicated Community Offering.

     e.   Termination.  The employment of Trident hereunder shall terminate
          -----------
          upon the first to occur of the following: (i) the forty-fifth day after the expiration of the Subscription Offering, as extended, unless the Bank with the approval of the Commissioner, is permitted to extend such date; (ii) the Closing; or (iii) the termination of this Agreement pursuant to Section 9 hereof

4.   Closing.
     -------

     a. Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of Muldoon, Murphy & Faucette, Washington, D.C., at 10:00 a.m., Washington, D.C. time, on a business day that shall be agreed upon by the parties hereto (the "Closing Date"). At the Closing, the Common Stock will be issued by the Company against payment of the purchase price therefor. Certificates representing the Common Stock shall be prepared in definitive form and in such denominations and registered in such names as set forth on the Order Forms or (in the case of Shares not subscribed for pursuant to Order Forms) in such names as Trident may request, upon at least two business days' prior notice to the

Trident Securities, Inc.
Sales Agency Agreement
Page 17


          Company, and will be (i) in the case of Shares subscribed for pursuant to Order Forms, delivered by the Company or its agent directly to the purchasers thereof as promptly as practicable following the Closing, and (ii) in the case of Shares not subscribed for pursuant to Order Forms, made available for checking and packaging at least one business day prior to the Closing at a location to be designated by Trident.

     b. Pursuant to the Conversion Regulations, prior to the commencement of the Offerings, appropriate arrangements will be made for placing the funds received in payment for the shares of Common Stock in special interest-bearing segregated accounts (the "Segregated Accounts") with the Bank until such shares are sold and paid for at the Closing. If the Closing does not occur within the time specified in Section 3(e)(i) of this Agreement, the Bank will promptly refund all funds, including interest, in the Segregated Accounts to the persons who have the beneficial interests therein, unless alternative arrangements are agreed to by the parties and approved by the Commissioner and the FDIC.

5.   Covenants of the Company and the Bank.  Each of the Company and the Bank
--
     covenants and agrees with Trident as follows:

     a. The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Notice as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be reasonably requested by Trident. Following completion of the Subscription Offering and the Direct Community Offering, in the event of a Syndicated Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription Offering and the Direct Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and the Direct Community Offering and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form acceptable to Trident.

     b. The Company and the Bank will notify Trident immediately, and confirm the notice in writing of, (i) the effectiveness of any post-effective amendment to the Registration Statement, the filing of any supplement or amendment to the

Trident Securities, Inc.
Sales Agency Agreement
Page 18


          Prospectus, and the receipt of any approval relating to the Conversion Application, (ii) the receipt of any comments from the Commissioner, the FDIC or the Commission with respect to the Prospectus, the Conversion Application or the transactions contemplated by this Agreement or the Plan, (iii) any request by the Commission, the Commissioner or the FDIC for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commissioner of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose,
          (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) the receipt of any notice with respect to the suspension of any qualification of the Common Stock for offering or sale in any jurisdiction, and (vii) the receipt of any comments from the OTS with respect to the Holding Company Application. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     c. The Company and the Bank will give Trident prompt notice of its intention to file any amendment to the Holding Company Application, the Conversion Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with the Syndicated Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish Trident with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which Trident or counsel for Trident may reasonably object.

     d. The Company or the Bank has furnished or will furnish to Trident copies of the Conversion Application, and each amendment thereto (one of each of which will include all exhibits), the Prospectus and all amendments and supplements thereto, the Registration Statement and all amendments and supplements thereto, and the Holding Company Application and all amendments and supplements thereto, in each case as soon as available and in such quantities as Trident may from time to time reasonably request.

Trident Securities, Inc.
Sales Agency Agreement
Page 19

     e. During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commissioner, the FDIC, the Conversion Regulations, and the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule l0b-6 under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     f. If during the Offerings any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Conversion Application or the Prospectus to comply with the Conversion Regulations or the Securities Act Regulations, the Company promptly will notify Trident and will prepare and file with the Commissioner, the FDIC and the Commission and any other authority with jurisdiction, an amendment or supplement that will correct such statement or omission or effect such compliance.

     g. The Company and the Bank have taken or will take all necessary action to qualify or obtain an exemption for the Common Stock for offer and sale under the securities laws of such jurisdictions as Trident and the Company may agree upon and to continue such qualifications or exemptions in effect so long as required for the distribution of the Common Stock pursuant to the Conversion; provided, however, that the Company shall not be obligated in connection therewith to execute any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall notify Trident immediately of the suspension of qualification of the Common Stock or the threat of such action, in any jurisdiction, of which the Company becomes aware. The Company shall comply in all material respects with the undertakings, if any, given by it in connection with the qualification of the Common Stock for offer and sale under laws of such jurisdictions.

     h. The Company authorizes Trident and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to subscription rights and other persons having record addresses in the states or jurisdictions set forth in

Trident Securities, Inc.
Sales Agency Agreement
Page 20

          a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     i. The Company will make generally available to its security holders as soon as practicable but no later than sixty (60) days from the close of the period covered thereby an earnings statement (in compliance with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

     j. During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, the Bank and any subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and any subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     k. During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing occurs, the Company will furnish to Trident (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

     l. The Company and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Commissioner, the FDIC or the OTS.

Trident Securities, Inc.
Sales Agency Agreement
Page 21

     m. Each of the Company and the Bank will use the net proceeds received by it from the sale of the Common Stock in the manner specified in the Prospectus under "USE OF PROCEEDS."

     n. The Company will report the use of proceeds of the Offerings pursuant to the requirements of Rule 463 of the Securities Act Regulations.

     o. The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Offerings and will request that such registration statement be effective upon completion of the Conversion. The Company will maintain the effectiveness of such registration for not less than three years. The Company will file with the National Quotation Bureau, Inc. all documents and notices required by the National Quotation Bureau, Inc. of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the National Daily Quotation Service "Pink Sheet."

     p. The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     q. The Company and the Bank will comply with, or cause to be complied with, the conditions to Trident's obligations set forth in Section 6 hereof unless such conditions are waived in writing by Trident and shall not deliver the Shares until each and every condition set forth in Section 6 hereof has been satisfied, unless such condition is waived in writing by Trident.

     r. The Company will promptly prepare and file with the Commissioner, the Commission, the FDIC, the OTS and any other appropriate regulatory agency such reports or documents as may be required by the Conversion Regulations, the Securities Act and rules and regulations promulgated thereunder and other applicable laws and regulations to be filed with such agencies, including, without limitation, reports with respect to the sale of the Common Stock and the application of the proceeds thereof.

     s. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without Trident's prior written consent, any shares of Common Stock other than in connection with the Offerings or in

Trident Securities, Inc.
Sales Agency Agreement
Page 22

          connection with any employee benefit plan or arrangement described in the Prospectus.

     t. The Company and the Bank agree that their counsel will undertake the obligations customarily undertaken by underwriters and their counsel with respect to preparation and delivery of the Blue Sky Survey setting forth the registration and other filing requirements of (or exemptions from) the securities laws of the states in which the Offerings are being made.

6. Conditions to Trident's Obligations. Except as may be waived in writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Bank herein, to the performance by the Company and the Bank of their respective obligations hereunder and to the following additional conditions:

     a. The Prospectus and all supplemental sales literature shall have received all required authorizations of the Commissioner for use in final form. No order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commissioner and no order suspending the sale of the Common Stock in any jurisdiction shall have been issued.

     b. The Registration Statement shall have been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

     c. At the Closing Date, the Company and the Bank will have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Commissioner, the FDIC, the OTS or any other regulatory authority other than those that the Commissioner, the FDIC or the OTS permit to be completed after the Conversion.

     d. The Plan shall have been reviewed without objection by the FDIC. The OTS shall have approved the Holding Company Application. Any filings required by the

Trident Securities, Inc.
Sales Agency Agreement
Page 23

          Conversion Regulations or by the Home Owners Loan Act (and the regulations promulgated thereunder) shall have been timely made. Any request of the Commissioner, the FDIC, the Commission or the OTS for additional information (to be included in the Conversion Application, the Prospectus, the Notice, the Registration Statement or the Holding Company Application or otherwise) shall have been complied with. The NASD, upon review of the terms of this Agreement, shall not have objected to Trident's performance of its obligations hereunder or the terms herein set forth.

     e. At the Closing Date, the Common Stock shall have been approved for quotation on the National Daily Quotation Service "Pink Sheet" upon notice of issuance.

     f. Nothing shall have come to the attention of Trident that would cause Trident to reasonably believe that the Conversion Application, the Holding Company Application, the Prospectus or the Registration Statement or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of Vorys, Sater, Seymour and Pease LLP, counsel for Trident, is material, or omits to state a fact that in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     g. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, there shall not have occurred any of the events specified in Section 9 hereof which, in the reasonable judgment of Trident, makes it impractical or inadvisable to proceed with the offering of the Shares.

     h. Trident shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of each of the Company and the Bank, in form and substance satisfactory to counsel for Trident, to the effect that at the effective date thereof and at all times subsequent thereto through and including the Closing Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and that at the date thereof and at all times subsequent thereto through and including the Closing Date, the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; that since the effective date of the Registration Statement, no event has occurred that should have been set forth in

Trident Securities, Inc.
Sales Agency Agreement
Page 24

          an amendment or supplement to the Conversion Application, the Prospectus, the Notice, the Registration Statement or the Holding Company Application under applicable law that has not been so set forth, and to the best of their knowledge, that no order has been issued by the Commissioner, the FDIC, the Commission or the OTS to suspend the offering of the Common Stock or the approval of the Conversion Application or the Holding Company Application and, to the best of their knowledge, no action for such purposes has been instituted or threatened by the Commissioner, the FDIC, the Commission or the OTS; that, to the best of their knowledge, no person has sought to obtain review of the final actions of the Commissioner, the FDIC, the Commission or the OTS in connection with the Conversion; and that all of its representations and warranties contained herein are true and correct as if made at and as of the Closing Date.

     i. Trident shall have received the opinion of Muldoon, Murphy & Faucette, special counsel for the Company and the Bank, which opinion shall address those matters set forth below in subsections (i) through
          (xvii), inclusive. Such opinion shall be dated the Closing Date, in form and substance satisfactory to counsel for Trident, to the following effect:

          i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in The Commonwealth of Massachusetts and in all other jurisdictions in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole.

          ii. The Bank has been at all times since the date hereof and prior to the Closing Time duly organized, and is validly existing, under the laws of The Commonwealth of Massachusetts as a co-operative bank of mutual form, and, at the Closing Time, has become duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts as a co-operative bank of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and

Trident Securities, Inc.
Sales Agency Agreement
Page 25

               the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole. The Bank is a member in good standing of the FHLB of Boston and the Central Bank. The deposit accounts of the Bank are insured by the FDIC in the BIF up to the applicable limits, and deposits not insured by the FDIC are insured by the Share Insurance Fund of the Central Bank. The liquidation account for the benefit of account holders as of April 30, 1997 and ___________ has been duly established in accordance with the requirements of the Conversion Regulations, and such account holders who continue to maintain their deposit accounts in the Bank have a contingent creditors' interest in their pro rata portion of the liquidation account which will have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.

          iii. The Company does not directly own any subsidiaries other than the Bank, and the Bank's only subsidiaries are the Bank Subsidiaries. The Bank Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of The Commonwealth of Massachusetts, have full corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole. The activities of the Bank Subsidiaries as described in the Prospectus are permitted to subsidiaries of a savings and loan holding company and of a Massachusetts-chartered co-operative bank by the rules, regulations, resolutions and practices of the OTS and the Commissioner. All of the issued and outstanding capital stock of each of the Bank Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record by the Bank free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          iv. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby,
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               (1)  have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies),

               (2) to the best of such counsel's knowledge, will not conflict with or constitute a breach of or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Bank Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Bank Subsidiaries are a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Bank Subsidiaries is subject, other than conflicts, breaches, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole,

               (3) will not result in any violation of the provisions of the Certificate of Incorporation, charter or bylaws of the Company, the Bank or the Bank Subsidiaries, and

               (4) will not result in any violation of any law or administrative regulation or any administrative or court decree that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole.

          v. Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set
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               forth in the Prospectus under "CAPITALIZATION," and no shares of
               Common Stock have been issued and outstanding prior to the Closing Time except for shares issued to the Bank to be canceled at the Closing. The Shares and the Foundation Shares have been duly and validly authorized for issuance and sale and, when the Shares are issued and delivered by the Company pursuant to the Plan against payment of the consideration therefor, the Shares will be duly and validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to preemptive or other similar rights. The terms and conditions of the Common Stock conform to the description thereof contained in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY," and, to the extent that it constitutes matters of law or legal conclusions, that section of the Prospectus has been reviewed by such counsel and is correct in all material respects. The certificates representing shares of Common Stock are in compliance in all material respects with all applicable legal requirements.

          vi. Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and non-assessable, and all such capital stock will be owned of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

          vii. The Commissioner has approved the Conversion Application and the OTS has approved the Holding Company Application and no action is pending or, to the best of such counsel's knowledge, threatened regarding the Conversion Application or the Holding Company Application or the acquisition by the Company of all of the
               Bank's issued and outstanding capital stock. The Conversion Application and the Holding Company Application comply as to form in all material respects with the Conversion Regulations, the regulations of the OTS and all other applicable requirements of the Commissioner, the FDIC and the OTS (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered), and, to the best of such counsel's knowledge, include all documents required to be filed as exhibits thereto, and is complete in all material respects.
               The Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.
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     viii.     The FDIC has reviewed the Plan without objection and no action is pending or, to the best of such counsel's knowledge, threatened respecting the FDIC's review thereof, the notice of the Conversion filed with the FDIC complied as to form in all material respects with the FDIC's regulations and all other applicable requirements of the FDIC, and, to the best of such counsel's knowledge, included all documents required to be filed as exhibits thereto, and is complete in all material respects.

     ix. The Plan has been duly authorized by the Boards of Directors of the Company and the Bank and by the mutual shareholders of the Bank. The Commissioner's approval of the Plan (and the FDIC's non-objection thereto) remains in full force and effect. The Bank's charter has been amended, effective upon consummation of the Conversion and the filing of such amended charter with the Secretary of State of The Commonwealth of Massachusetts, to authorize the issuance of permanent capital stock. To the best of such counsel's knowledge, the Company and the Bank have conducted the Conversion in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Commissioner or the FDIC. No order, to the best of such counsel's knowledge, has been issued by the Commissioner or the FDIC to suspend the Offerings and, no action for such purpose has been instituted or, to the best of such counsel's knowledge threatened by the Commissioner or the FDIC and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the Commissioner in approving, or of the FDIC in issuing a notice of non-objection to, the Plan.

     x. The Prospectus and the Notice have been duly authorized by the Commissioner for final use pursuant to the Conversion Regulations and no action has been taken, or is pending or, to the best of such counsel's knowledge, threatened, by the Commissioner to revoke such authorization. The Prospectus and the Notice (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Conversion Regulations.
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     xi.       The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the Commission. At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) and the Prospectus complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

     xii. No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares, the contribution of Foundation Shares to the Foundation and the consummation of the Conversion, except as may be required under the securities or "blue sky" laws of various jurisdictions as to which no opinion need be rendered.

     xiii. The information in the Prospectus under the caption "THE CONVERSION," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The information in the Prospectus under the caption "FEDERAL AND STATE TAXATION," to the extent that it constitutes matters of law or legal conclusions concerning federal tax matters, has been reviewed by such counsel and is correct in all material respects. The information under the caption "The Conversion -- Tax Aspects" correctly summarizes the opinion of such counsel regarding the federal tax effects of the Conversion to the Bank and the mutual shareholders of the Bank

     xiv. To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank or the Bank Subsidiaries that are required, individually or in the aggregate, to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Bank or the Bank Subsidiaries are a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.
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     xv.       To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

     xvi. To the best of such counsel's knowledge and information, the Company, the Bank and the Bank Subsidiaries have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, permits, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company, the Bank and the Bank Subsidiaries, taken as a whole. All such licenses, permits and other governmental authorizations are in full force and effect, and each of the Company, the Bank and the Bank Subsidiaries is in all material respects complying therewith.

     xvii. Upon completion of the Conversion, the Foundation will be duly incorporated and validly existing as a non-stock corporation in good standing under the laws of the State of Delaware. All approvals required to contribute the Foundation Shares to the Foundation have been received, except as specifically disclosed in the Prospectus. The Foundation Shares will have been duly authorized for issuance and pursuant to the Plan, will be duly and validly issued and fully-paid and non-assessable.

     xviii. Neither the Company, the Bank nor the Bank Subsidiaries is in violation of its charter or certificate of incorporation upon consummation of the Conversion nor, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Bank Subsidiaries is a party or by which the Company, the Bank or the Bank Subsidiaries or any of their respective property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Bank Subsidiaries, taken as a whole.
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          xix. The Foundation has been effected in all material respects in accordance with the requirements of the FDIC and the State of Delaware. All terms, conditions, requirements and provisions regarding the organization and purpose of the Foundation imposed by the FDIC, except with respect to the filing and submission of any required reports after the Foundation is formed and the Conversion completed, have been completed. To the best of such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FDIC or the Commissioner in approving or issuing a non-objection letter regarding the formation of the Foundation and the contribution of the Foundation Shares.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Bank and certificates of public officials, and as to matters of law other than federal law, on opinions of other counsel admitted to practice the applicable law reasonably acceptable to counsel for Trident; provided, however, that such counsel shall provide a letter addressed to Trident which states that with respect to the opinion of such other counsel, nothing has come to such counsel's attention that would lead it to believe that it and Trident are not reasonably justified in relying upon such opinion. In addition, such other counsel shall address its opinion letter to Trident or expressly state in its opinion letter or in a separate letter addressed to Trident that Trident and Trident's counsel are entitled to rely upon such opinion. Such counsel may assume that any agreement is the valid and binding obligation of any party to such agreement other than the Company or the Bank. Copies of any certificates of officers of the Company or the Bank on which counsel relies shall be furnished to counsel for Trident at the time the opinion is delivered.

     Such counsel's opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they exist as of the date of the opinions. In rendering such opinion, counsel need assume no obligation to revise or supplement it should present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company or the Bank of this Agreement or the issuance of the Shares.

     (j) At the Closing Date, Trident shall receive the letter of Muldoon, Murphy & Faucette, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: in connection with the preparation of the
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          Conversion Application (including the Prospectus and the Notice) and the Registration Statement, such counsel participated in conferences with directors, officers, employees and other representatives of the Bank and representatives of the independent public accountants for the Bank as well as reviewed various documents and other information deemed relevant and, based on such conferences and review, nothing has come to such counsel's attention that would lead such counsel to believe (i) that the Registration Statement, at the time it became effective (including any post-effective amendments), or that the Conversion Application, at the time it was approved, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to information with respect to Trident, as to the appraisal and as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein with respect to which such counsel need express no comment), or (ii) that the Prospectus or the Notice, at the date thereof or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to information with respect to Trident, as to the appraisal and as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein with respect to which such counsel need express no comment). In rendering this letter, counsel may state that they have not undertaken to verify independently the information in the Conversion Application, the Prospectus and the Notice or the Registration Statement and therefore, do not assume any responsibility for the accuracy or completeness thereof

     (k) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purposes of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

     (l) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the condition, financial or otherwise, of the Bank since the last date as of which such condition is set forth in
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          the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Bank after the latest date as of which the financial condition of the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Bank; (iii) the Bank shall not have received from the Commissioner, the FDIC, or any other governmental authority any direction (oral or written) to make any material change in the method of conducting their respective businesses with which it has not complied or which is material to the business of the Bank; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank or the Bank Subsidiaries or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding materially and adversely would affect the business, operations, financial condition or income of the Company, the Bank and the Bank Subsidiaries, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company or are exempt from such qualification or registration under the securities or "blue sky" laws of such jurisdictions as Trident and the Company shall have agreed upon.

     (m) At the Closing Date, Trident shall receive, among other documents, (i) a copy of the letter of the Commissioner approving the Conversion Application and authorizing the use of the Prospectus, (ii) a copy of the letter from The Commonwealth of Massachusetts or the Commissioner evidencing the good standing of the Bank, (iii) a copy of the letter from the FDIC raising no objection to the Plan and the Conversion;
          (iv) a copy of the letter from The Commonwealth of Massachusetts or the Commissioner approving the Bank's Stock Charter; (v) a copy of the letter from the OTS approving the Holding Company Application; and
          (vi) a copy of a statement from the Commission declaring the Registration Statement effective.

     (n) Trident shall have received such opinion of Vorys, Sater, Seymour and Pease, LLP, counsel for Trident, dated the Closing Date, with respect to certain matters as Trident may reasonably request, and such counsel shall have received such documents, papers and records as they request for the purpose of enabling them to pass upon such matters.

     (o) Concurrently with the execution of this Agreement, Trident shall receive a letter from Wolf, dated the date hereof and addressed to
          Trident: (i) confirming that Wolf is a firm of independent public accountants within the meaning of the
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          Securities Act and the FDIC's securities disclosure regulations and 12
          C.F.R. (S) 335.604(a) and no information concerning its relationship with or interests in the Bank is required by the Conversion Application, and stating in effect that in Wolf's opinion the financial statements of the Bank as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, the Securities Act, the Securities Act Regulations and GAAP; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with GAAP) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and shareholders of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any material increase in borrowings, and any other form of debt other than deposits of the Bank (increases in borrowings will not be deemed to be material if such increase in total borrowings outstanding does not exceed $1,000,000); (C) there was any decrease in changes in surplus of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus, including Recent Developments; or (D) there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus, including Recent Developments, and ended on the latest month end prior to the date of the Prospectus or such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (o), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

     (p) At the Closing Date, Trident shall receive a letter from Wolf, dated the Closing
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          Date, addressed to Trident, confirming the statements made by its letter delivered by it pursuant to subsection (o) of this Section 6, the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (q) Trident shall have received a confirming letter from the Appraiser, dated the Closing Date, with respect to its estimated pro forma fair market value appraisal. Such letter shall be of the type described in the Prospectus to be submitted promptly after completion of the offering of the Shares.

     (r) All necessary approvals and consents to the consummation of the Conversion shall have been obtained, and the Shares shall have been qualified or be exempt from qualification under the state securities laws of the states as shall have been agreed upon by Trident and the Company.

     (s) The representations and warranties of each of the Company and the Bank contained herein shall be true and correct on the date of this Agreement and on and as of the Closing Date, and each of the Company and the Bank shall have performed all covenants and agreements contained herein, to be performed on their part at or prior to the Closing Date.

     (t) At any time prior to the Closing Date, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of Trident, are so material and adverse as to make it impracticable to market the Common Stock or to enforce contracts, including subscriptions or orders, for the sale of the Common Stock, and (ii) trading generally on either the Nasdaq National Market or the New York Stock Exchange shall not have been suspended, or minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, by either of such Exchange or Market or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either federal or Massachusetts authorities.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident pursuant to this Agreement shall be deemed a representation and warranty by the Company or the Bank, as the
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case may be, to Trident as to the statements made therein. If any condition to
Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company or the Bank shall reimburse Trident for its accountable expenses as provided in Section 3 hereof.

7.   Indemnification and Contribution.
--
     (a) Each of the Company and the Bank hereby agrees to indemnify and hold harmless Trident and each person, if any, who controls Trident within the meaning of Section 15 or Section 20(a) of the Exchange Act, against any losses, damages or liabilities, joint or several, to which Trident or each such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or the Registration Statement or any amendment or supplement thereto, or in any application filed under any state securities law, or in any other document executed by the Company or the Bank in connection with, or in contemplation of the transactions contemplated by this Agreement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company and the Bank agrees to reimburse Trident and each such controlling person in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Bank will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or the Registration Statement or any amendment or supplement thereto, or in any state securities law application, or in any other document executed by the Company or the Bank in connection with or in contemplation of the transactions contemplated by this Agreement in reliance upon and in conformity with written information furnished to the Company or the Bank by or on behalf of Trident specifically for use therein. In the event the Company or the Bank advances any amounts alleged to be due under this Section 7(a) to the indemnified party, and it is determined by a court of competent jurisdiction that the indemnified party is not entitled to indemnification hereunder,
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          then the indemnified party shall repay, without interest, any amounts so advanced to the Company or the Bank. The indemnification obligations of the Company and the Bank as provided above are in addition to any liabilities the Company or the Bank may have under other agreements, under common law or otherwise.

     (b) Trident agrees to indemnify and hold harmless the Company and the Bank, their directors, officers and employees, and each person, if any, who controls the Company or the Bank within the meaning of the Securities Act, against any losses, claims, damages or liability to which the Company or the Bank, or any such director, officer, or controlling person may be subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Prospectus or the Registration Statement or any amendment or supplement thereto, or in any other document executed by the Company or the Bank in connection with or in contemplation of the transactions contemplated by this Agreement or in any state securities law application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus or the Registration Statement, or any amendment or supplement thereto, in any state securities law application, or in any other document executed by the Company or the Bank in connection with or in contemplation of the transactions contemplated by this Agreement in reliance upon and in conformity with any written information furnished to the Company or the Bank by Trident specifically for use in the preparation thereof. Trident will reimburse any legal or other expenses reasonably incurred by the Company or the Bank or any such director, officer, or controlling person in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action. In the event Trident advances any amounts alleged to be due under this
          Section 7(b) to an indemnified party and it is determined by a court of competent jurisdiction that the indemnified party is not entitled to indemnification hereunder, then the indemnified party shall repay, without interest, any amounts so advanced to Trident. The indemnification obligations of Trident as provided above are in addition to any liabilities Trident may have under other agreements, under common law or otherwise.

Trident Securities, Inc.
Sales Agency Agreement
Page 38

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve an indemnifying party from any liability which it or he may have to any indemnified party otherwise than under this Section 7, except to the extent, and only to the extent, that the indemnifying party establishes that such failure to so notify prejudiced it or his rights in the defense against such claim. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon advice of its counsel, that there may be legal defenses available to it or him and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

          i. the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel);

          ii. the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action; or

          iii. the indemnifying party has authorized the employment of counsel at the

Trident Securities, Inc.
Sales Agency Agreement
Page 39

               expense of the indemnifying party.

     d. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:

          i. in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank and Trident from the Offerings; or

          ii. if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank and Trident in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company and the Bank and Trident shall be deemed to be represented by the percentage that the fees to be paid to Trident hereunder bears to the total gross proceeds of the Conversion. The relative fault of the Company and the Bank and Trident shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Bank, or by Trident, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Trident Securities, Inc.
Sales Agency Agreement
Page 40

8.   Survival of Certain Representations and Obligations.  All representations,
--
     warranties and agreements of the Company and the Bank herein and of Trident, if any, or certificates delivered pursuant hereto, and the agreement of the parties contained in Section 7 hereof, will remain in full force and effect and will survive the issuance of and payment for the Shares and/or any termination or consummation of this Agreement, and any legal representative of Trident, the Company and the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

9.   Termination.  Trident shall have the right by giving notice as hereinafter
--
     specified at any time at or prior to the Closing Date, to terminate this Agreement if any of the following events shall occur:

     a. there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks or savings associations in the United States, (iii) a commencement of a war, armed hostilities or other substantial international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which might materially affect, the extension of credit by banks or other lending institutions, or (v) a material change in United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor;

     b. there shall be threatened, instituted or pending any action, suit, proceeding or other application before or by any court, regulatory authority or governmental agency or body or by any other person that, in the reasonable judgment of Trident might materially and adversely affect the financial condition, business, or results of operations of the Company or the Bank or the value of the Shares;

     c. the Company or the Bank shall have sustained a material loss by fire, flood, accident or other calamity which is material to the property, financial condition, business, or results of operations of the Company or the Bank, whether or not such loss shall have been insured; or

     d. there otherwise shall have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, business, or results of operations of the Bank, whether or not arising in the ordinary course of business, that in the reasonable judgment of Trident makes it

Trident Securities, Inc.
Sales Agency Agreement
Page 41

          impractical or inadvisable to proceed with the offering of the Shares.

     A termination pursuant to this Section 9 shall be without liability on the part of Trident to the Company or the Bank or on the part of the Company or the Bank to Trident (except that the Company and the Bank shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Sections 3(d) (ii) and (iii) and the respective obligations of the parties pursuant to Section 7 hereof shall remain in full force and effect).

10.  Notices.  All notices or communications hereunder shall be in writing and
---
     if sent to Trident shall be mailed, delivered, telecopied or telegraphed and confirmed to Trident at its address set forth on the first page hereof to the attention of Timothy E. Lavelle (with a copy to Vorys, Sater, Seymour and Pease LLP, 221 East Fourth Street, Cincinnati, Ohio 45202,
     Attention: Terri Reyering Abare); or if sent to the Company or the Bank shall be mailed, delivered, telecopied or telegraphed and confirmed to the Company or the Bank at 1442 Dorchester Avenue, Boston, Massachusetts 02122,
     Attention: Paul C. Green (with a copy to Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Lawrence M.F. Spacassi).

11.  Parties.  This Agreement shall inure to the benefit of, and shall be
---
     binding upon, Trident, the Company and the Bank, and the controlling persons, officers and directors referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have any legal or equitable right, remedy or claim under or by virtue of this Agreement.

12.  Applicable Law.  This Agreement shall be governed by, and construed in
---
     accordance with, the laws of The Commonwealth of Massachusetts, except to the extent that federal law applies.

13.  Counterparts.  This Agreement may be executed in separate counterparts,
---
     each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Bank and Trident in accordance with its terms.

                                             MASSACHUSETTS FINCORP, INC.

Trident Securities, Inc.
Sales Agency Agreement
Page 42

                                 By:

                                    Paul C. Green
                                    President, Chief Executive Officer and
                                    Chairman of the Board


                                 THE MASSACHUSETTS CO-OPERATIVE BANK


                                 By:

                                    Paul C. Green
                                    President and Chief Executive Officer

The foregoing Sales Agency
Agreement is hereby confirmed
and accepted as of the date
first above written.

TRIDENT SECURITIES, INC.


By:
   Timothy E. Lavelle
   President

Trident Securities, Inc.
Sales Agency Agreement
Page 43

                                                                       Exhibit A


Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

Alabama                                  Missouri
Arizona                                  Nebraska
Arkansas                                 Nevada
California                               New Hampshire
Colorado                                 New Jersey
Connecticut                              New Mexico
Delaware                                 New York
District of Columbia                     North Carolina
Florida                                  North Dakota (Trident Securities, Inc. only, no agents)
Georgia                                  Ohio
Idaho                                    Oklahoma
Illinois                                 Oregon
Indiana                                  Pennsylvania
Iowa                                     Rhode Island

Trident Securities, Inc.
Sales Agency Agreement
Page 44

Kansas                                   South Carolina
Kentucky                                 Tennessee
Louisiana                                Texas
Maine                                    Vermont
Maryland                                 Virginia
Massachusetts                            Washington
Michigan                                 West Virginia
Minnesota                                Wisconsin
Mississippi                              Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

Alaska
Hawaii
Montana
South Dakota
Utah


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 Tuesday, September 22, 1998


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